UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 00-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2009, the Board of Directors of Nyer Medical Group, Inc. (“Nyer”) appointed Ms. Sandra Zimmerman, effective immediately, as Chief Financial Officer of Nyer.

Ms. Zimmerman, age 57, has run, for the past ten years, a consulting business that provides financial expertise to small and mid-sized companies.

Ms. Zimmerman has no family relationships with any of the existing officers and directors of Nyer.   Ms. Zimmerman has no related person transactions with Nyer that would be required to be disclosed under Item 404 of Regulation S-K.

Nyer has not entered into an employment agreement with Ms. Zimmerman and does not expect to enter into an employment agreement with Ms. Zimmerman at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nyer Medical Group, Inc.

Date: February 25, 2009	By: /s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer